Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Provides Update on BayMedica Rare Cannabinoid Business

●	$2.3M revenues (unaudited) in Q4 2023, representing 123% increase quarter over quarter (“QoQ”)
●	Optimized and scaled up manufacturing processes over the last 12 months to meet increasing demand
●	Third consecutive quarter with significant revenue growth

Vancouver, BC – July 20, 2023 – InMed Pharmaceuticals Inc. (“InMed”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today provided a commercial and manufacturing update on its subsidiary BayMedica LLC (“BayMedica”), a leading supplier of bioidentical rare cannabinoids to the Health and Wellness (“H&W”) market.

“We are very encouraged to see another strong quarter with (unaudited) revenues in excess of $2.3M, representing our third consecutive quarter with significant revenue growth.” said Eric A. Adams, InMed’s President and CEO. He added, “As demand for minor cannabinoids continues to increase, we see a potential path for BayMedica to become a profitable standalone business subsidiary and contribute margin to the pharmaceutical R&D parent.”

BayMedica Growing Revenue (Unaudited)

●	$2.3M in revenue for the three months ended June 30, 2023, a 123% increase QoQ
●	Third consecutive quarter of strong revenue growth and the second consecutive quarter with growth exceeding 100% QoQ.
●	Total revenues of $4.1M in fiscal year 2023, representing a 276% increase over the previous fiscal year

Supply Chain Optimization

As revenues have grown steadily over the past several months, BayMedica has been diligently working to ensure sufficient inventory to meet the increasing demand of its bioidentical rare cannabinoids. BayMedica has been focused on creating redundancy at both ends of the supply chain by securing more sources of raw materials as well as securing additional downstream purification partners. In addition, BayMedica has recently hired a director for manufacturing and logistics to oversee the supply chain function and manage third party vendors.

Increased Production

BayMedica, through its manufacturing partners, has steadily increased manufacturing throughput to maintain supply of finished goods to meet customer demand over the last 12 months. With completed and ongoing process improvements, BayMedica has the capability to potentially scale production to metric tonnes (thousands of kilograms) should demand continue to rise.

Product Portfolio

BayMedica is a leading high quality, low cost supplier of non-intoxicating bioidentical rare cannabinoids for the H&W sector: cannabichromene (CBC), delta-9 tetrahydrocannabivarin (THCV), cannabidivarin (CBDV) and cannabicitran (CBT). BayMedica continues to optimize its manufacturing processes and supply chain logistics to reduce the overall cost of goods, while also improving the already high quality and purity levels for all products in its portfolio.

“We have seen demand for rare cannabinoids surge over the past year, and we are pleased to have been able to increase production to meet the needs of our customers,” commented Shane Johnson, General Manager of BayMedica. “We attribute the increasing demand, in part, to better research of rare cannabinoids, companies and brands looking for product innovation and effects-based outcomes, and the ability of companies like ours to be able to reliably supply high quality rare cannabinoids with low batch-to-batch variations. We are pleased to have established ourselves as a leading supplier of rare cannabinoids in this fast-growing yet still nascent market.”

Although InMed experienced revenue growth for the fourth quarter in the BayMedica segment, management expects to report an overall net loss for the year ended June 30, 2023. InMed plans to file a 10-K with audited financial statements, including audited revenue figures, in the second half of September 2023.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: Q4 2023 revenue and revenue growth, the effectiveness of ongoing process improvements, and increasing demand for rare cannabinoids.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.